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                                                                    Exhibit 23.2

                      Consent of Independent Accountants

     We hereby consent to the use in this Registration Statement on Form S-4 of Tokheim Corporation of our report dated July 6, 1998 relating to the financial statements of Retail Petroleum Systems, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


PriceWaterhouseCoopers


Paris, France
April 27, 1999